AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             LILLY INDUSTRIES, INC.
                       As Fully Restated on June 21, 1996

                                    ARTICLE 1
                                      NAME

         The name of the corporation is Lilly Industries, Inc. (the "Corporation").

                                    ARTICLE 2
                      PURPOSE AND POWERS OF THE CORPORATION

         The Corporation is organized for the purpose of engaging in any and all lawful businesses for which corporations may be incorporated under the Indiana Business Corporation Law, as amended from time to time (the "Act"). The Corporation shall have the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, subject to any limitations or restrictions imposed by applicable law or these Articles of Incorporation (the "Articles").

                                    ARTICLE 3
                               PERIOD OF EXISTENCE

         The period during which the Corporation shall continue is perpetual.

                                    ARTICLE 4
                     REGISTERED OFFICE AND REGISTERED AGENT

         The name of the registered agent and the address of the principal and registered office of the Corporation are:

                                 Roman J. Klusas
                             Lilly Industries, Inc.
                              733 South West Street
                           Indianapolis, Indiana 46225

                                    ARTICLE 5
                 NUMBER OF AUTHORIZED SHARES OF THE CORPORATION

         The Corporation has authority to issue 100,000,000 shares, all of which are shares without par value.

                                    ARTICLE 6
                          GENERAL PROVISIONS REGARDING
                            SHARES OF THE CORPORATION

         Section 6.1. Designation of Classes and Numbers of Shares of Capital Stock. 97,000,000 shares of capital stock, without par value, shall be known as "Class A Stock," and 3,000,000 shares of capital stock, without par value, shall be known as "Class B Stock."


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         Section 6.2.  Mechanism to Insure  Management of the Corporation By its
Key Persons. The following provisions and all provisions affecting, implementing or amplifying this Section 6.2 shall be known as the "Mechanism to Insure Management of the Corporation by its Key Persons."

                  Clause 6.21. Issuance of Class B Stock. The Corporation shall issue and deliver shares of Class B Stock only to Key Persons at such times, in such amounts, and for such consideration as the board of directors of the Corporation (the "Board") may, from time to time, determine; provided, however, that no Key Person shall be permitted to purchase or have registered in his name more than ten percent of the aggregate number of issued shares of Class B Stock. "Key Persons" are those agents, employees, officers, and directors determined by the Board in its discretion to be key persons in the organization of the Corporation or any of its majority-owned or wholly-owned subsidiaries ("Subsidiaries"). A Key Person shall be designated as such only upon the adoption by the Board of a resolution declaring a proposed registered holder of Class B Stock to be a Key Person of the Corporation. Upon the designation of a Key Person as such, the Corporation shall issue and deliver to the Key Person a Class B Stock certificate representing the shares of Class B Stock to be acquired by the Key Person. This certificate shall be duly endorsed in blank by the Key Person and witnessed. The Key Person shall then deposit the certificate, or cause it to be deposited, in a safety deposit box maintained for the purpose of having such certificates, already duly endorsed in blank and witnessed, available for exchange upon the happening of an Event of Exchange (as defined in Clause 6.23). Such safety deposit box shall be under the name of "Lilly Industries, Inc., Escrow Agent for Key Person Holders of Shares of Class B Stock" at the principal office of the Corporation or at a bank duly designated by the Board (the "Safety Deposit Box"). Upon the deposit of a Class B Stock certificate in the Safety Deposit Box, the Corporation shall issue and deliver to the Key Person involved an "Escrow Receipt for Certificates Representing Class B Stock" ("Escrow Receipt"), issued in the name of the Key Person as provided in Clause 6.22 below.

                  Clause 6.22. Escrow Receipts for Certificates Representing Class B Stock. An Escrow Receipt shall require delivery of the same number of shares of Class A Stock as Class B Stock represented by the receipt to the holder in due course of such receipt upon the happening of an Event of Exchange (as defined in Clause 6.23). An Escrow Receipt shall be negotiable with the standard form of assignment on the back thereof. The Escrow Receipt shall provide that upon the happening of an Event of Exchange to the Key Person in whose name the Escrow Receipt is registered, the Corporation shall be entitled and obligated to issue and deliver, and the lawful owner of such Escrow Receipt shall be entitled and obligated to receive, a certificate representing shares of Class A Stock in lieu of the certificate representing shares of Class B

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         Stock which was originally  deposited in escrow.  Escrow Receipts shall not be subject to transfer upon the books of the Corporation by the lawful owners thereof, but shall only entitle such lawful owners to the very limited rights specifically set forth in the Articles. The substance and form of the Escrow Receipts and all further regulations concerning the issuance of Escrow Receipts shall be covered by provisions set forth in the Code of By-Laws of the Corporation (the "By-Laws").

                  Clause 6.23. Exchange of Class B Stock for Class A Stock. Upon the happening of any one or more of the events listed below ("Events of Exchange") to a specific Key Person who is the registered holder of Class B Stock, that registered holder is obligated to exchange with the Corporation, share for share, all of the shares of Class B Stock which he holds, will hold or is entitled to hold (including any shares of Class B Stock he acquired by purchase, exchange, recapitaliza- tion, stock split-up, stock dividend, merger, consolidation, reorganization, or other corporate, statutory, or legal mechanism) for shares of Class A Stock ("Obligation to Exchange"). The Events of Exchange that precipitate an Obligation to Exchange are:

                  (a) The death of the shareholder, and the conclusion of administration of his estate;

                  (b) The discharge of the shareholder, if an employee, by the Corporation or one of its Subsidiaries;

                  (c) The retirement of the shareholder, if an employee, from the active service of the Corporation or one of its Subsidiaries, whether pursuant to a retirement plan or not;

                  (d) The termination by the shareholder, if an employee, of his employment by the Corporation or one of its Subsidiaries;

                  (e) The decision of the shareholder to sell or otherwise dispose of the shares of Class B Stock registered in his name, or the decision of a pledgee or other transferee of an Escrow Receipt to sell or otherwise dispose of the shares of Class B Stock represented by such Escrow Receipt.

                  The   Obligation   to  Exchange  is  binding   upon  both  the
         Corporation and the individual shareholder affected by the Event of Exchange.

                  As soon as possible after the happening of an Event of Exchange, the Corporation shall issue and deliver to the shareholder affected by the Event of Exchange, or his duly authorized executor, administrator, heirs, successors or assigns if the shareholder is not living, a certificate

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         representing  the same  number of shares of Class A Stock as the number of shares of Class B Stock covered by the Event of Exchange. The Corporation shall then remove the certificate(s) of the Class B Stock standing in the name of the Key Person affected by the Event of Exchange from the Safety Deposit Box. The shares of Class B Stock represented thereby shall then be transferred into new certificate(s) standing in the name of the Corporation. The new certificate(s) shall be held in the Corporation's Treasury Stock Account and placed in the Safety Deposit Box. All shares of Class B Stock now standing in or hereafter transferred or retransferred into the name of the Corporation and held in its Treasury Stock Account pursuant to the foregoing procedure shall be available for sale to and registry in the names of Key Persons upon resolution(s) of the Board. All provisions hereinabove or hereinafter set forth affecting the existing registered holders of shares of Class B Stock shall also apply to the future registered holders of Class B Stock, so long as the Corporation shall exist.

                  Clause 6.24. Class B Stock Pending Exchange. Prior to the actual date of the happening of an Event of Exchange, the registered holder of any shares of Class B Stock (rather than the lawful owner of the Escrow Receipt covering the same) shall be legal and beneficial owner thereof. As legal and beneficial owner, he shall be entitled (a) to vote the same at all meetings of the Corporation at which such stock is entitled to vote; (b) to receive all dividends declared and paid thereon; and (c) to exercise any and all other rights and privileges appurtenant to such Class B Stock. Under no circumstances shall a registered holder of the Class B Stock have the power to sell, transfer, pledge or otherwise dispose of such stock, or any interest therein, except to transfer such stock back to the Corporation.

         Section 6.3. Class B Stock Held in the Treasury Stock Account of the Corporation. Class B Stock which is held or will be held in the Treasury Account of the Corporation pursuant to the Mechanism to Insure Management of the Corporation by Key Persons may not be sold for less than 100% of the fair market value of the Class A Stock at the date of sale, but may be issued for such form of consideration as the Board determines.

         Section 6.4. Shares of Class A Stock Reserved for Exchange for Class B Stock. 3,000,000 shares of Class A Stock, without par value, are hereby reserved only for exchange by the Corporation, pursuant to the Obligation to Exchange explained in Section 6.2, upon a share for share basis, for Class B Stock standing in the names of Key Persons upon the happening of any one or more of the Events of Exchange enumerated in Clause 6.23. However, none of such 3,000,000 shares of Class A Stock so reserved shall be issued pursuant to the Obligation to Exchange unless the Corporation shall fail to have acquired for its Treasury Stock Account the necessary number of shares of Class A Stock at prices the Board deems reasonable and proper. When any of the 3,000,000 shares of Class

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A Stock  reserved for exchange by this Section are issued,  the number of shares of Class A Stock reserved hereunder shall automatically be increased to 3,000,000 shares so as to have at all times a total of 3,000,000 shares of Class A Stock reserved for fulfillment of the Obligation to Exchange.

         Section 6.5. Issuance of Remaining Shares of Class A Stock. The Board has the authority to issue the remaining shares of Class A Stock (including the shares of Class A Stock held in the Treasury Stock Account of the Corporation) at such times, in such amounts, to such persons, for such consideration and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws, and the Articles.

         Section 6.6. Fractional Shares of Class A Stock and Scrip. The Board has authority (but shall not be obliged) (a) to authorize the issuance by the Corporation of fractional shares of Class A Stock, (b) to arrange for the disposition of fractional shares by the holders of the same, (c) to pay in cash or otherwise the fair value of fractional shares of Class A Stock as of the time when those entitled to such fractional shares are determined, and (d) to issue scrip in registered or bearer form which shall entitle the holder of the same to receive a certificate evidencing a full share of Class A Stock upon surrender of such scrip aggregating a full share. A fractional share of Class A Stock shall, but scrip shall not (unless in registered form and containing the terms so providing), entitle the holder to exercise the same rights (proportionately reduced) possessed by the holder of Class A Stock. The Board has authority to authorize such scrip to be issued subject to the condition that it shall become void if not exchanged for certificates evidencing full shares upon or before a specified date, or subject to the condition that the shares for which such scrip is exchangeable may be sold by the Corporation and the proceeds of such sale distributed to the holders of such scrip, or subject to any other conditions which the Board may determine.

         Section 6.7. Distributions Upon Shares. The Board has authority to authorize and direct the payment of dividends and the making of other distributions by the Corporation in respect of shares of the issued and outstanding Class A Stock and Class B Stock, share for share, in the form of cash, property, or shares of the Class A Stock, at such times, in such amounts, from such sources and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, by other applicable laws, and by the Articles. Dividends payable in shares of Class A Stock on shares of Class A Stock and Class B Stock shall be paid at such value as shall be fixed by the Board at the time such dividends are declared.

         Section 6.8. Acquisition of Shares of Class A Stock. The Board has authority to authorize and direct the acquisition by the Corporation of the issued and outstanding shares of Class A Stock at such times, in such amounts, from such persons, for such

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consideration,  from such sources and upon such terms and  conditions as it may,
from  time  to  time,   determine  upon,   subject  only  to  the  restrictions,
limitations, conditions and requirements imposed by the Act, by other applicable laws, and by the Articles.

         Section 6.9. Liquidation. In the event of any liquidation, dissolution, or winding up of the Corporation, the holders of the Class A Stock and Class B Stock shall be entitled to receive, share for share, all of the net assets of the Corporation remaining after due payment, or provision for payment, of the debts or other liabilities of the Corporation.

         Section 6.10. No Preemptive Rights. Except as otherwise provided in Clause 7.31 hereof, shareholders shall have no preemptive rights to subscribe to or purchase any shares of capital stock or other securities of the Corporation.

                                    ARTICLE 7
                                  VOTING RIGHTS

         Section 7.1. General Voting Rights of the Holders of the Class A Stock and Class B Stock. The holders of the Class B Stock shall be entitled to vote upon all questions presented at meetings of shareholders upon the basis of one vote for each share of Class B Stock. The holders of Class A Stock shall be entitled to vote and elect four directors of the Company (collectively, the "Directors," and individually, a "Director") if there are ten or more Directors and two Directors if there are nine or fewer Directors. The holders of the Class B Stock shall be entitled to vote and elect the remaining Directors. With the foregoing exception, the holders of Class A Stock shall not be entitled to vote at meetings of the shareholders, except as set forth in Sections 7.2, 7.3, 7.5 and 7.7. When entitled to vote, the holders of Class A Stock shall vote upon the basis of one vote for each share of Class A Stock.

         Section 7.2. Voting Rights of Holders of Class A Stock and Class B Stock in Event of Merger, Consolidation, Dissolution, or Sale, Lease, Exchange, Mortgage or Pledge of Assets. In the event of merger, consolidation, or dissolution of the Corporation, or sale, lease, exchange, mortgage or pledge of all, or of substantially all, of the fixed assets of the Corporation for the purpose of terminating and winding up, or changing the nature of the business of the Corporation, the holders of the Class A Stock and the Class B Stock shall have equal voting rights, share for share, voting as one class.

         Section 7.3. Increase of Authorized Stock. The Corporation reserves the right to increase the total amount of authorized shares of Class A Stock or Class B Stock, or both, in any manner now or hereafter permitted by statute, subject to the following limitations:

                  Clause 7.31. Increase of Class A Stock. The authorized shares of Class A stock shall not be increased unless:

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                  (a)      The  affirmative  vote or  consent  in writing of the
                           holders of two-thirds in amount of the Class A Stock outstanding, and of the holders of two-thirds in amount of the Class B Stock outstanding, shall first be obtained, or

                  (b) The affirmative vote or consent in writing of the holders of two-thirds in amount of the Class B Stock outstanding shall first be obtained, and the increased Class A Stock so authorized shall first be offered to the then existing holders of the Class A Stock and Class B Stock, in proportion to their then holdings, upon terms at least as favorable as it subsequently shall be sold or distributed to others. However, the provisions of this latter requirement shall be satisfied if, in lieu of offering such increased Class A Stock to the then existing holders of the Class A Stock and Class B Stock, the Corporation shall issue to them warrants entitling the bearers thereof to purchase the number of shares in question. Any offers so made, or warrants so issued, shall be mailed to the last known addresses of the holders of the Class A Stock and Class B Stock, by registered mail, at least ten (10) days before the expiration of such offer or warrant. In determining whether the terms upon which any Class A Stock is offered to the then existing holders of the Class A Stock and Class B Stock are at least as favorable as the terms upon which such stock subsequently shall be sold to others, such determination shall be made without deducting from the gross price, at which such stock may subsequently be sold to others, any reasonable commissions, discounts, fees or other charges which may be approved by the Board.

                  The provisions contained in this Clause 7.31 respecting increase of the Class A Stock shall not apply in the event that the increased Class A Stock is applied in payment of a stock dividend upon the Class A Stock and Class B Stock. In this latter event, except as otherwise required by the Act, the affirmative vote or consent in writing of a majority of the Board, and the holders of a majority of the Class B Stock, shall be sufficient to increase the amount of Class A Stock.

                  Clause 7.32. Increase of Class B Stock. The Class B Stock shall not be decreased. The Class B Stock shall not be increased unless the affirmative vote or consent in writing of the holders of two-thirds in amount of Class A Stock outstanding, and of the holders of four-fifths in amount of Class B Stock outstanding, shall first be obtained.

         Section 7.4. Amendment of Articles by Vote of Holders of Class B Stock. The Articles may be amended from time to time so as


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         (a)      to change the Corporation's name,

         (b)      to change the Corporation's period of duration, or

         (c)      to change, enlarge, or diminish its corporate purposes,

upon proposal by the Board, by the adoption of a resolution setting forth the proposed amendment and directing that it be submitted to a vote of the holders of the Class B Stock at a designated meeting thereof, which may be an annual meeting or a special meeting. Such amendment shall be adopted upon receiving the affirmative votes of holders of two-thirds of the Class B Stock.

         Section 7.5. Amendment of Articles by Vote of Holders of Class A Stock and Class B Stock. The Articles may be amended from time to time so as

         (a) to decrease the aggregate number of shares, or shares of any class other than shares of Class B Stock, which the Corporation has authority to issue,

         (b) to exchange, classify, reclassify or cancel all or any part of its shares other than shares of Class B Stock, whether issued or unissued,

         (c) to change the designation of all or any part of its shares other than shares of Class B Stock, whether issued or unissued, and to change the designations, relative rights, interests, preferences, qualifications, limitations, or restrictions of all or any part of its shares other than shares of Class B Stock, whether issued or unissued,

         (d) to divide any preferred or special class of shares other than shares of Class B Stock, whether issued or unissued, into series and fix and determine the designations of such series and the variations in the relative rights and preferences as between the shares of such series,

         (e) to change the shares of any class other than shares of Class B Stock, whether issued or unissued, into a different number of shares of the same class or into the same or a different number of shares of other classes,

         (f) to create new classes of shares having rights and preferences either prior and superior or subordinate and inferior to the shares of any class then authorized, whether issued or unissued, but no new classes of shares shall have voting rights greater than those presently accorded the holders of the Class A Stock,

         (g) to limit, deny, or grant to shareholders of any class the preemptive right to subscribe for or acquire additional shares of the Corporation, whether then or thereafter authorized,

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upon  proposal by the board,  by the adoption of a resolution  setting forth the proposed amendment and directing that it be submitted to a vote of the holders of the Class A Stock and Class B Stock at a designated meeting thereof, which may be an annual meeting or a special meeting. Except as otherwise provided by the Act, such amendment shall be adopted upon receiving the affirmative votes of the holders of two-thirds of the Class A Stock and the Class B Stock, voting as one class.

         Section 7.6.  Amendments  Affecting Class B Stock.  Section 6.2, Clause
7.32 and Section 7.6 of the Articles may only be amended upon proposal by the Board, by the adoption of a resolution setting forth the proposed amendment and directing that it be submitted to a vote of the holders of the Class B Stock at a designated meeting thereof, which may be an annual meeting or a special meeting. Such amendment shall be adopted upon receiving the affirmative votes of the holders of four-fifths of the Class B Stock issued and entitled to vote.

         Section 7.7. Miscellaneous Amendments. Any other amendments of the Articles not specified in Sections 7.2 through 7.6 shall be made, upon proposal by the Board, by the adoption of a resolution setting forth the proposed amendment and directing that it be submitted to a vote of the holders of the Class B Stock at a designated meeting thereof, which may be an annual meeting or a special meeting. Such amendment shall be adopted upon receiving the affirmative votes of the holders of two-thirds of the Class B Stock. Amendments decreasing (but not increasing) the voting rights of the holders of the Class A Stock for the election of directors under the provisions of Section 7.1 shall only be adopted upon also receiving the affirmative votes of the holders of nine-tenths of the Class A Stock.

                                    ARTICLE 8
                     NUMBER AND QUALIFICATIONS OF DIRECTORS

         The Board shall consist of not fewer than five nor more than seventeen Directors. The By-Laws shall specify the exact number. Directors need not be shareholders of the Corporation ("Shareholders"). A majority of the Directors shall at all times be citizens of the United States.

                                    ARTICLE 9
                      PROVISIONS FOR REGULATION OF BUSINESS
                    AND CONDUCT OF AFFAIRS OF THE CORPORATION

         Section 9.1. Meetings of Shareholders and Directors. Meetings of the Shareholders and meetings of the Board or any committees thereof (collectively, "Committees," and individually, a "Committee") shall be held at such places, within or without the State of Indiana, as the Board may, from time to time, establish by appropriate provisions in the By-Laws or by resolution.

         Section 9.2. Amendment of Articles. The Corporation reserves the right to amend, alter, change or repeal any provision contained

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in the  Articles  or any  amendment  thereto,  or to add  any  provision  to the
Articles or any amendment thereto, subject to all the provisions and limitations prescribed by the Act, any other applicable laws, and the various applicable provisions of the Articles. All rights and powers conferred on Shareholders, Directors and/or officers of the Corporation ("Officers") by the Articles or any amendment thereto, are subject to this reserve power.

         Section 9.3. By-Laws. The Board shall have the power, without the assent or vote of the Shareholders, to make, alter, amend or repeal the By-Laws, but the affirmative vote of a number of Directors equal to a majority of the number of all Directors who are elected and qualified at the time of such action shall be necessary to take any action for the making, alteration, amendment or repeal of the By-Laws.

         Section 9.4. Conflicts of Interest. No contract or other transaction between the Corporation and (a) any Director or (b) any corporation, unincorporated association, business trust, estate, partnership, trust, joint venture, individual or other legal entity (individually, a "Legal Entity"), (1) in which any Director has a material financial interest or is a general partner, or (2) of which any Director is a director, officer or trustee (a "Conflict Transaction"), shall be void or voidable because of such interest or relationship if the material facts of the Conflict Transaction and the Director's interest were disclosed or known to the Board, a Committee with authority to act thereon, or the Shareholders entitled to vote thereon, and the Board, such Committee or such Shareholders authorized, approved or ratified the Conflict Transaction, or the Conflict Transaction was fair to the Corporation. A Conflict Transaction is authorized, approved or ratified:

         (i) By the Board or such Committee if it receives the affirmative vote of a majority of the Directors who have no interest in the Conflict Transaction, notwithstanding the fact that such majority may not constitute a quorum or a majority of the Directors present at the meeting, and notwithstanding the presence or vote of any Director who does have such an interest; provided, however, that no Conflict Transaction may be authorized, approved or ratified by a single Director; or

         (ii) By such Shareholders, if it receives the vote of a majority of the shares entitled to be counted, in which vote, shares owned or voted under the control of any Director who, or of any Legal Entity that, has an interest in the Conflict Transaction may be counted.

         This Section 9.4 shall not be construed to require authorization, ratification or approval by the Shareholders of any Conflict Transaction, or to invalidate any Conflict Transaction which would otherwise be valid under applicable common and statutory law.


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



         Section 9.5. Limitation of Liability and Reliance on Corporate Records and Other Information.

                  Clause 9.51. General Limitation. No Director shall be liable for any loss or damage suffered by the Corporation because of any action taken or not taken by such Director, as a Director or a member of any Committee or any other committee appointed by the Board, if, in taking or omitting to take any action causing such loss or damage, either (a) such Director acted (1) in good faith, (2) with the care an ordinarily prudent person in a like position would have exercised upon similar circumstances, and (3) in a manner such Director reasonably believed was in the best interests of the Corporation, or (b) such Director's breach of or failure to act in accordance with the standards of conduct set forth in Subsection (a) hereof did not constitute willful misconduct or recklessness.

                  Clause 9.52. Reliance on Corporate Records and Other Information. No person shall be liable to the Corporation for any loss or damage suffered by the Corporation because of any action taken or not taken by such person as a Director, Officer, employee or agent of the Corporation (a "Corporate Person"), or as a director, officer, partner, trustee, employee or agent of another Legal Entity which he serves or served at the request of the Corporation, if such person relied in good faith, upon information, opinions, reports or statements (including financial statements and other financial data) prepared or presented by (a) one or more other persons whom such person reasonably believes to be reliable and competent in the matters presented, (b) legal counsel, public accountants or other persons as to matters that such person reasonably believes are within the professional or expert competence of such legal counsel, public accountants or other persons,
         (c) a Committee or other committee appointed by the Board, of which such person is not a member, if such person reasonably believes such Committee or such appointed committee merits confidence, or (d) the Board, if such person is not a Director and reasonably believes that the Board merits confidence.

                  Clause 9.53. Savings Clause. This Section 9.5 shall not be construed to subject any person to liability to the Corporation for loss or damage suffered by the Corporation because of any action taken or not taken by such person for which such person would not otherwise be liable to the Corporation under applicable common and statutory law.


                                   ARTICLE 10
                                 INDEMNIFICATION

         Section 10.1. Indemnification of Directors. The Corporation shall, to the extent to which it is empowered to do so by the Act, or any other applicable laws, as from time to time in effect,

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



indemnify any Director who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (an "Action"), by reason of the fact that he is or was a Director or who, while serving as such Director, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent (an "Authorized Capacity") of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not (individually, "Another Entity"), against expenses, including attorney's fees ("Expenses"), judgments, penalties, fines (including excise taxes assessed with respect to employee benefit plans) and amounts paid in settlement actually and reasonably incurred by him in connection with such Action if such person acted in good faith and in a manner he reasonably believed, in the case of conduct in his official capacity, was in the best interests of the Corporation, and in all other cases was not opposed to the best interests of the Corporation, and, with respect to any criminal Action, he either had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful. The termination of any Action by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the prescribed standards of conduct.

         Section 10.2. Indemnification of Officers, Employees and Agents. The Corporation may, to the extent to which it is empowered to do so by the Act, or any other applicable laws, as from time to time in effect, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed Action, by reason of the fact that he is or was an Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation in an Authorized Capacity for Another Entity, against Expenses, judgments, penalties, fines (including excise taxes assessed with respect to employee benefit plans) and amounts paid in settlement actually and reasonably incurred by him in connection with such Action if such person acted in good faith and in a manner he reasonably believed in the case of conduct in his official capacity was in the best interests of the Corporation, and in all other cases was not opposed to the best interests of the Corporation, and, with respect to any criminal Action, he either had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful. The termination of any Action, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, be determinative that the person did not meet the prescribed standards of conduct.

         Section 10.3. Indemnification in Successfully Defended Actions. To the extent that a Director, Officer, employee or agent of the Corporation has been successful on the merits or otherwise in the defense of any Action referred to in Section 10.1 or Section 10.2, or in the defense of any claim, issue or matter in any such

Action, the Corporation shall indemnify him against Expenses actually and reasonably incurred by him in connection therewith.

         Section 10.4. Indemnification Procedure. Unless ordered by a court, any indemnification of any person under Section 10.1 or Section 10.2 shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because he met the applicable standards of conduct. Such determination shall be made (a) by the Board, by a majority vote of a quorum consisting of Directors who are not at the time parties to the Action involved ("Parties"), or (b) if a quorum cannot be obtained under Subsection (a), by a majority vote of a Committee duly designated by the Board (in which designation Directors who are Parties may participate), consisting solely of two or more Directors who are not at the time Parties, or (c) by written opinion of special legal counsel (1) selected by the Board or a Committee in the manner prescribed in Subsections (a) and (b), respectively, or (2) if a quorum cannot be obtained and a Committee cannot be designated under Subsections (a) and (b), respectively, selected by a majority of the full Board, in which selection of Directors who are Parties may participate, or (d) by the Shareholders who are not at the time Parties, voting together as a single class; and provided, further, that shares owned by or voted under the control of Directors who are at the time Parties may not be voted on the determination. Authorization of indemnification and evaluation as to the reasonableness of Expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of Expenses shall be made by those entitled under Subsection (c) to select counsel.

         Section 10.5. Good Faith Defined. For purposes of any determination under Section 10.1, a Director shall be deemed to have acted in good faith and to have otherwise met the applicable standard of conduct set forth in Section
10.1 if his action is based on information, opinions, reports, or statements, including financial statements and other financial data, prepared or presented by (a) one or more Officers, employees or agents of the Corporation or another enterprise whom he reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants, appraisers or other persons as to matters he reasonably believes are within the person's professional or expert competence; or (c) a Committee, or a committee appointed by the Board or by the board of directors of another enterprise, of which the person is not a member, if he reasonably believes the Committee or committee, respectively, merits confidence. The term "another enterprise" as used in this
Section 10.5 shall mean Another Entity of which such Director is or was serving at the request of the Corporation in an Authorized Capacity. The provisions of this Section 10.5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a Director may be deemed to have met the applicable standards of conduct set forth in Section 10.1.


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



         Section 10.6. Payment of Expenses in Advance. Expenses reasonably incurred in connection with any Action by any Director, Officer, employee or agent may be paid or reimbursed by the Corporation in advance of the final disposition of such Action as authorized in the specific case in the same manner described in Section 10.4 upon receipt of a written affirmation of such Director's, Officer's, employee's or agent's good faith belief that he has met the standards of conduct described in Section 10.1 or Section 10.2 and upon receipt of a written undertaking by or on behalf of such Director, Officer, employee or agent to repay such amount if it shall ultimately be determined that he did not meet the applicable standards of conduct and a determination is made under the procedure set forth in Section 10.4 that the facts then known to those making the determination would not preclude indemnification under this Article
10. Such an undertaking must be an unlimited general obligation of the person making it, but need not be secured and may be accepted by the Corporation without reference to such person's financial ability to make repayment.

         Section 10.7. Rights Not Exclusive. The indemnification provided in this Article 10(a) shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under (1) any law, (2) the By-laws, (3) any resolution of the Board or of the Shareholders, (4) any other authorization, whenever adopted, after notice, by a majority vote of all shares entitled to vote thereon, (5) any contract, or (6) the articles of incorporation, code of by-laws or other governing documents, or any resolution of or other authorization by the directors, shareholders, partners, trustees, members, owners or governing body of Another Entity; (b) shall inure to the benefit of the heirs, executors and administrators of such a person; and (c) shall continue as to any such person who has ceased to be a Director, Officer, employee, or agent of the Corporation or to be serving in an Authorized Capacity for Another Entity.

         Section 10.8. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 10.

         Section 10.9. Vested Right to Indemnification. The right of any person to indemnification under this Article 10 shall vest at the time of occurrence or performance of any event, act or omission giving rise to the Action for which indemnification is sought, and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these provisions. Notwithstanding the foregoing, the indemnification afforded under this Article 10 shall be applicable to all alleged prior acts or omissions of any person seeking indemnification hereunder, regardless of the fact that such alleged

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



prior acts or omissions may have occurred  prior to the adoption of this Article
10. To the extent such prior acts or omissions cannot be deemed to be covered by this Article 10, the right of any individual to indemnification shall be governed by the indemnification provisions in effect at the time of such prior acts or omissions.

         Section 10.10. Additional Definitions. For purposes of this Article 10, references to the "Corporation" shall include any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

         For purposes of this Article 10, serving an employee benefit plan at the request of the Corporation shall include any service as a Director, Officer, employee or agent of the Corporation which imposes duties on, or involves services by such Director, Officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" referred to in this Article 10.

         For purposes of this Article 10, "party" includes any individual who is or was a plaintiff, defendant or respondent in any action, suit or proceeding, or who is threatened to be made a named defendant or respondent in any action, suit or proceeding.

         For purposes of this Article 10, "official capacity" when used with respect to a Director shall mean the office of Director of the Corporation; and when used with respect to an individual other than a Director, shall mean the office in the Corporation held by the Officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. "Official Capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.

         Section 10.11. Payments as a Business Expense. Any payments made to any indemnified party under this Article 10 or under any other right to indemnification shall be deemed to be an ordinary and necessary business expense of the Corporation, and payment thereof shall not subject any person responsible for the payment, or the Board, to any action for corporate waste or any similar action.

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